Exhibit 99.1
Matterport Announces Second Quarter 2023 Financial Results
•Q2 total revenue of $39.6 million, up 39% year-over-year, at high end of guidance range
•Q2 subscription revenue reached record $20.9 million, at high end of guidance range
•Q2 GAAP loss per share of $0.19 and Non-GAAP loss per share of $0.07, at high end of guidance range
•Company raises 2023 Non-GAAP loss per share guidance
•Accelerates operational cash flow profitability target to 2024
SUNNYVALE, Calif. — Aug. 8, 2023 — Matterport, Inc. (Nasdaq: MTTR) (“Matterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced financial results for the quarter ended June 30, 2023.
“The second quarter execution was pivotal for the company this year. We delivered record subscription and services revenue while doubling-down on our efficiency initiatives to deliver step function productivity gains in the second half of 2023. Total revenue for the quarter grew to nearly $40 million, fueled by strong enterprise adoption and steady improvements with our small and medium-sized businesses,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “Our strategic partnerships continue to drive pipeline, connect us to large industry ecosystems, open new technology distribution channels, and critically enhance our platform's functionality for customers. Our unmatched digital twin platform equips customers with crucial tools for managing and marketing their properties and facilities. By harnessing our extensive spatial data library, we expect our new AI solutions will generate breakthrough customer value and bolster our subscription revenue per account,” Pittman added.
“Our continued growth in total and subscription revenue as well as commitment to streamlining operations have propelled us to another quarter of exceptional bottom-line outperformance, delivering Non-GAAP loss per share toward the top end of guidance,” said JD Fay, Chief Financial Officer of Matterport. “Looking forward, our recent restructuring aims to fast-track our path to operational cash flow profitability to 2024, a full year ahead of our previous plan. These difficult and decisive steps reflect our dedication to constructing a sustainable business emphasizing long-term growth and profitability.”
Second Quarter 2023 Financial Highlights
•Total subscribers increased to 827,000, up 34% year-over-year
•Spaces under management increased to 10.5 million, up 31% year-over-year
•Total revenue of $39.6 million, up 39% year-over-year
•Subscription revenue of $20.9 million, up 13% year-over-year
•Annualized Recurring Revenue (ARR) exiting the second quarter was $83.5 million
•Services revenue of $10.7 million, up 113% year-over-year
•Net loss of $0.19 per share
•Non-GAAP net loss of $0.07 per share, a 42% improvement year-over-year
•Cash used in operating activities was $12.4 million, and improvement of 62% year-over-year
Recent Business Highlights
•Announced Genesis, a new initiative that aims to deliver generative AI across the Company’s digital twin platform for customers looking to bolster efficiency and profitability of their property portfolios worldwide. Genesis combines deep learning and computer vision innovations including Cortex AI and Property Intelligence, with generative AI to deliver a new generation of digital twins. These will be dynamic with interiors easily removed, redesigned, and presented in dimensionally accurate 3D. New design concepts, operational layouts, and other space utilization requirements can be quickly evaluated and customized for buildings of any size, residential or commercial. The project builds upon the Company’s decade-long expertise in artificial intelligence and its market-leading 3D spatial data library of more than 30 billion square feet of digitized physical space, to help customers market, manage, and reimagine every type of property across the built world– automatically.
•Announced changes to subscription plans and pricing. The Company implemented price increases ranging from 7% to 11% across its subscription plans, representing its first pricing change since 2019. New subscription plans offer increased flexibility alongside the rich features and functionality added to the Company’s digital twin platform each every year. The Company updated plans so customers can find the right subscription that fits their needs and budget while recognizing the value these plans offer customers.
•Announced a reorganization to streamline business operations in July. As part of ongoing efforts to optimize our global workforce and improve operating efficiency, the Company eliminated certain roles, and started the process to evaluate possible redundancies in Europe. The Company’s ability to adapt to rapidly changing global market conditions has been vital to its continued success. The health and strength of the business is critical to ensuring the Company continues to serve its customers with world-class products and services.
•Announced the general availability of new integrations with AWS IoT TwinMaker, enabling enterprise customers to seamlessly connect real-time factory data into a Matterport digital twin. This new offering from Matterport supports enterprise digital transformation efforts by providing customers with an efficient and cost-effective solution to remotely optimize building operations, increase production output, improve equipment performance, and increase environmental health and safety at their facilities.
•Announced its partnership with Equinox Technologies, a distributor of global technologies and Managed Security Services to offer Matterport’s digital twin platform to Government, Enterprise and Small-to-Medium sized customers out of its offices in the United Arab Emirates, India, Oman, Saudi Arabia, and South Africa. The Company also announced that it is significantly expanding its presence in Latin America, partnering with CompuSoluciones, one of the largest value-added distributors of technology in the region, as a key distributor of Matterport’s digital twin technologies in Mexico and Colombia.
•Announced that Tenzan Sake Brewery Co., one of the world’s oldest sake brewers, has selected Matterport’s digital twin platform and 3D capture technology to digitally recreate its historic facility. The Company also entered its third year of collaboration with the global forum for collectible design, Design Miami/, to create an immersive digital twin of the iconic Swiss event, Design Miami/ Basel.
Third Quarter and Full Year 2023 Outlook
The Company is providing the following financial guidance for the third quarter and full year 2023. The Company is raising its full year guidance for Non-GAAP loss per share driven by the Company’s continued focus on operating efficiency. This guidance will be discussed in greater detail on today’s conference call.

	Q3 2023 Guidance	FY 2023 Guidance
Total revenue (in millions)	$38 — $40	$155 — $159
Year-over-year growth	0% - 5%	14% - 17%
Subscription revenue (in millions)	$21.8 — $22.0	$85 — $86
Year-over-year growth	15% - 16%	15% - 17%
Non-GAAP loss per share	$(0.07) - $(0.05)	$(0.28) - $(0.24)
Weighted average fully diluted shares outstanding (in millions)	303	300

Matterport is not able to provide a reconciliation of non-GAAP loss per share to GAAP loss per share because Matterport does not provide specific guidance for the various exclusions adjusted from net loss. These items have not yet occurred, are out of Matterport’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort, and Matterport is unable to address the probable significance of the unavailable information.
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation-related charges (including share-based payroll tax expense), fair value change of warrants liability, fair value change of earn-out liabilities, payroll tax related to contingent earn-out share issuance, acquisition-related costs, and amortization of acquired intangible assets, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. We define non-GAAP net loss per share, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period if any.
Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the second quarter 2023 today, August 8, 2023, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on Matterport’s Investor Relations website at investors.matterport.com. The dial-in number will be (412) 902-4209, conference ID: 10176797.
The financial results press release and a live webcast of the conference call will be accessible from the Matterport website at investors.matterport.com. An audio webcast replay of the conference call will also be available for one year at investors.matterport.com.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2023 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Matterport, Inc. and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including our ability to grow market share in our existing markets or any new markets we may enter; our ability to respond to general economic conditions; supply chain disruptions; our ability to manage our growth effectively; our success in retaining or recruiting our officers, key employees or directors, or changes required in the retention or recruitment of our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; our ability to remediate our material weaknesses; factors relating to our business, operations and financial performance, including: the impact of the ongoing COVID-19 public health emergency or other infectious diseases, health epidemics and pandemics; our ability to maintain an effective system of internal controls over financial reporting; our ability to achieve and maintain profitability in the future; our ability to access sources of capital; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform; the success of our strategic relationships with third parties; our history of losses and whether we will continue to incur continuing losses for the foreseeable future; our ability to protect and enforce our intellectual property rights; our ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; our ability to attract and retain new subscribers; the size of the total addressable market for our products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in our industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of our Class A common stock and other securities; the increasingly competitive environment in which we operate; and other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Investor Contact:
Mike Knapp
ir@matterport.com

Media Contact:
Steve Lombardi
press@matterport.com

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Subscription	$20,868	$18,386	$40,715	$35,527
License	27	26	54	49
Services	10,684	5,013	19,388	8,986
Product	7,988	5,056	17,404	12,429
Total revenue	39,567	28,481	77,561	56,991
Cost of revenue:
Subscription	7,235	6,109	14,197	11,371
License	—	—	—	—
Services	8,009	3,169	14,253	6,152
Product	8,360	7,490	16,736	15,846
Total cost of revenue	23,604	16,768	45,186	33,369
Gross profit	15,963	11,713	32,375	23,622
Operating expenses:
Research and development	18,861	21,518	37,134	47,520
Selling, general, and administrative	56,008	59,385	110,941	130,234
Total operating expenses	74,869	80,903	148,075	177,754
Loss from operations	(58,906)	(69,190)	(115,700)	(154,132)
Other income (expense):
Interest income	1,481	1,484	2,952	2,779
Change in fair value of warrants liability	(171)	4,714	51	26,147
Change in fair value of contingent earn-out liability	—	—	—	136,043
Other income (expense), net	1,223	(1,353)	2,406	(2,674)
Total other income	2,533	4,845	5,409	162,295
Income (loss) before provision for income taxes	(56,373)	(64,345)	(110,291)	8,163
Provision for income taxes	163	289	87	893
Net income (loss)	$(56,536)	$(64,634)	$(110,378)	$7,270
Net income (loss) per share attributable to common stockholders:
Basic	$(0.19)	$(0.23)	$(0.37)	$0.03
Diluted	$(0.19)	$(0.23)	$(0.37)	$0.02
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	298,096	283,405	295,599	279,289
Diluted	298,096	283,405	295,599	313,834

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$82,316	$117,128
Short-term investments	363,295	355,815
Accounts receivable, net	18,649	20,844
Inventories	12,198	11,061
Prepaid expenses and other current assets	7,236	13,084
Total current assets	483,694	517,932
Property and equipment, net	32,684	30,559
Operating lease right-of-use assets	1,933	2,515
Long-term investments	—	3,959
Goodwill	69,593	69,593
Intangible assets, net	10,005	10,890
Other assets	6,819	4,947
Total assets	$604,728	$640,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,162	$8,331
Deferred revenue	21,037	16,731
Accrued expenses and other current liabilities	20,636	23,916
Total current liabilities	49,835	48,978
Warrants liability	752	803
Deferred revenue, non-current	1,820	1,201
Other long-term liabilities	819	5,502
Total liabilities	53,226	56,484
Commitments and contingencies
Redeemable convertible preferred stock	$—	$—
Stockholders’ equity:
Common stock	30	29
Additional paid-in capital	1,242,360	1,168,313
Accumulated other comprehensive loss	(1,113)	(5,034)
Accumulated deficit	(689,775)	(579,397)
Total stockholders’ equity	551,502	583,911
Total liabilities and stockholders’ equity	$604,728	$640,395

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(110,378)	$7,270
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,102	5,563
Amortization of investment premiums, net of accretion of discounts	(2,319)	1,829
Stock-based compensation, net of amounts capitalized	63,253	87,233
Change in fair value of warrants liability	(51)	(26,147)
Change in fair value of contingent earn-out liability	—	(136,043)
Deferred income taxes	(185)	69
Allowance for doubtful accounts	49	195
Loss of excess inventory and purchase obligation	1,592	—
Other	(225)	316
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	2,146	(3,426)
Inventories	(5,787)	(881)
Prepaid expenses and other assets	4,252	(2,946)
Accounts payable	(169)	2,367
Deferred revenue	4,925	2,641
Accrued expenses and other liabilities	956	3,682
Net cash used in operating activities	(32,839)	(58,278)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(101)	(866)
Capitalized software and development costs	(5,248)	(7,086)
Purchase of investments	(251,603)	(87,997)
Maturities of investments	254,601	160,124
Business acquisitions, net of cash acquired	(1,676)	(30,020)
Net cash provided by (used in) investing activities	(4,027)	34,155
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from sales of shares through employee equity incentive plans	2,195	4,892
Payments for taxes related to net settlement of equity awards	(329)	(34,424)
Proceeds from exercise of warrants	—	27,844
Other	—	76
Net cash provided by (used in) financing activities	1,866	(1,612)
Net change in cash, cash equivalents, and restricted cash	(35,000)	(25,735)
Effect of exchange rate changes on cash	188	(329)
Cash, cash equivalents, and restricted cash at beginning of year	117,128	139,987
Cash, cash equivalents, and restricted cash at end of period	$82,316	$113,923

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income (loss)	$(56,536)	$(64,634)	$(110,378)	$7,270
Stock-based compensation related charges (1)	34,449	32,889	67,560	88,977
Acquisition-related costs (2)	—	900	—	1,072
Amortization expense of acquired intangible assets	443	265	886	525
Change in fair value of warrants liability (3)	171	(4,714)	(51)	(26,147)
Change in fair value of contingent earn-out liability (4)	—	—	—	(136,043)
Payroll tax related to contingent earn-out share issuance (5)	—	—	—	1,164
Non-GAAP net loss	$(21,473)	$(35,294)	$(41,983)	$(63,182)

GAAP net income (loss) per share attributable to common stockholders:
Basic	$(0.19)	$(0.23)	$(0.37)	$0.03
Diluted	$(0.19)	$(0.23)	$(0.37)	$0.02
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.12)	$(0.14)	$(0.23)

Weighted-average shares used to compute GAAP net income (loss) per share, basic	298,096	283,405	295,599	279,289
Weighted-average effect of potentially dilutive securities (6)	—	—	—	34,545
Weighted-average shares used to compute GAAP net income (loss) per share, diluted	298,096	283,405	295,599	313,834
Excluded anti-dilutive weighted-average potential shares of common stock in calculating non-GAAP loss per share	—	—	—	(34,545)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	298,096	283,405	295,599	279,289
(1) Consists primarily of non-cash share-based compensation expense related to our stock incentive plans and earn-out arrangement, and the employer payroll taxes related to our stock options and restricted stock units.
(2) Consists of acquisition transaction costs.
(3) Consists of the non-cash fair value measurement change for public and private warrants.
(4) Represents the non-cash fair-value measurement change related to our earn-out liability.
(5) Represents the payroll tax related to earn-out shares issuance and release in the three months ended March 31, 2022.
(6) Consists of the potentially dilutive effect of employee equity incentive plan awards.